Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
AST BlackRock Global Strategies Portfolio - US High
Yield(PRU-AA-HY)
BlackRock Core Bond Trust(BHK)
BlackRock Corporate High Yield Fund III, Inc.( CYE)
BlackRock Corporate High Yield Fund V, Inc.( HYV)
BlackRock Corporate High Yield Fund VI, Inc.( HYT)
BlackRock Corporate High Yield Fund, Inc.( COY)
BlackRock Credit Allocation Income Trust I, Inc.( PSW)
BlackRock Credit Allocation Income Trust II, Inc.( PSY)
BlackRock Credit Allocation Income Trust III(BPP)
BlackRock Credit Allocation Income Trust IV (Preferred
Sleeve)( BTZ-PREF)
BlackRock Debt Strategies Fund, Inc.( DSU)
BlackRock Funds II, High Yield Bond Portfolio)( BR-HIYLD)
BlackRock High Income Shares(HIS)
BlackRock High Yield Portfolio(MIST-HY)
BlackRock High Yield Trust(BHY)
BlackRock Income Opportunity Trust(BNA-USD)
BlackRock Limited Duration Income Trust(BLW)
BlackRock Multi-Asset Income - High Yield Portfolio(BR-INC-HY)
BlackRock Secured Credit Portfolio(BR-MSB)
BlackRock Senior High Income Fund, Inc.( ARK)
BlackRock Strategic Bond Trust(BHD)
      iShares iBoxx $ High Yield Corporate Bond
Fund(ISHHYLD)

The Offering

Key Characteristics (Complete ALL Fields)

Date of Offering Commencement:
10-01-2012

Security Type:
BND/CORP

Issuer
HERTZ CORPORATION (THE)  (2022)

Selling
Underwriter
BARCLAYS CAPITAL INC.

Affiliated Underwriter(s)
[x] PNC
[ ] Other:

List of
Underwriter(s)
Barclays Capital Inc., Deutsche Bank
Securities Inc., Merrill Lynch, Pierce,
Fenner & Smith Incorporated., BMO
Capital Markets Corp., BNP Paribas
Securities Corp., Credit Agricole
Securities (USA) Inc., Natixis
Securities Americas LLC, RBS Securities
Inc., Wells Fargo Securities, LLC, Fifth
Third Securities, Inc., PNC Capital
Markets LLC, Scotia Capital (USA) Inc.,
SunTrust Robinson Humphrey, Inc


Transaction Details

Date of Purchase
10-01-2012

Purchase Price/Share
(per share / % of par)
$100

Total Commission, Spread or Profit
1.50%

1.	Aggregate Principal Amount
Purchased (a+b)
$28,000,000

a.US Registered Funds
(Appendix attached with
individual Fund/Client purchase)
$16,795,000

b.Other BlackRock Clients
$11,205,000

2.	Aggregate Principal Amount of Offering
$500,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government Securities)
0.056

Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[ ] U.S. Registered Public Offering[Issuer must have 3 years of continuous operations]
[x] Eligible Rule 144A Offering[Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities[Issuer must have 3 years of continuous operations]
[ ] Eligible Foreign Offering[Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Abhishek Anchal             Date: 10-03-2012
Global Syndicate Team Member


Approved by:
Odette Rajwan                    Date: 10-09-2012
Senior Global Syndicate Team Member